Exhibit 99.1

                                       WPE
                           Western Plains Energy, LLC

                              "Fueling the Future"
                                 3022 Co. Rd. 18
                                Oakley, KS 67748
                               Phone: 785-672-8810


"This newsletter contains forward-looking statements. We undertake no responsibility to update any forward-looking statement. When used, the words "believe," "hope," "estimate," anticipate" and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and 1ikely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings."


                                                                        May 2006

                           Western Plains Energy, LLC
                           ---------------------------


                              Board President News
--------------------------------------------------------------------------------

Let me please take this opportunity to discuss some important issues affecting our company.

I know there was a lot of confusion regarding the Kansas Income Tax and the obligation of out-of-state members to pay that tax. In an effort to address that confusion, our accountants, Kennedy and Coe, provided the following interpretation: The State of Kansas requires pass-through entities such as WPE to withhold 6.45% of each nonresident member's share of WPE's income and pay it to the Kansas Department of Revenue on behalf of the nonresident member. This requirement is similar to that of an employer who must withhold income taxes from an employee's paycheck and pay those funds to the government in advance of any taxes owed by the employee. However, it is different because it only affects a certain group, in this case members of WPE who do not reside in Kansas.

Kansas law provides an exemption to this withholding requirement if WPE receives a signed statement from the nonresident members indicating they agree to file a Kansas tax return and pay any state tax liability resulting from their ownership in the Kansas business. As part of the tax return preparation for 2005, Kennedy and Coe provided all nonresident members a form to complete to meet this Kansas exemption. If you misplaced your form, please contact WPE to obtain another copy. Kennedy and Coe and WPE have received a number of calls from investors in various states expressing concern about the requirement to file and pay Kansas tax. Since these members may reside in states that do not have a state income tax, they may not be accustomed to filing state returns. However, as investors in a Kansas business, we need to follow Kansas laws with regard to income taxes, regardless of which state we reside in. Kennedy and Coe has tried to explain the advantages of filing a Kansas return to utilize the tax credits allocated to the members which to date might completely offset their Kansas tax liability.

Due to the confusion. and as required by Kansas law, WPE paid the 6.45% in April 2006 for the out-of-state members that did not return the form. Since the amount to be paid was not known until 2006, the 6.45% was not withheld from the dividend checks distributed to these members during the 2005 taxable year. By paying the Kansas state tax on behalf of only a few members without previously deducing such amount from the distributions received by those members, WPE has made what is known as a "disproportionate distribution." WPE essentially paid the Kansas state tax liability for certain members, but not all members.

Under the terms of WPE's Third Amended and Restated Operating Agreement dated July 7, 2003, WPE is required to make distributions of net cash from operations to members ratably (in proportion to their ownership interest). Disproportionate distributions are not allowed under the terms of the Operating Agreement. WPE must therefore remedy the disproportionate distributions made on behalf of certain out-of-state members. WPE intends to equalize the distributions to all members during 2006 by withholding from their next dividend check the amount paid on behalf of those members who did not return their signed forms. This letter will also serve as official notice that all future tax obligations incurred by WPE on behalf of out-of-state members who have not returned their signed form to WPE will be deducted from future dividend checks.

The other issue I would like to address is the possible sale of the plant. There seems to be a lot of rumors going around right now regarding the status of WPE. Are we selling, merging, going public, etc.? I hear something new almost every day.

The recent announcement of the sale of the Ethanol Plant in Russell may have fueled some of the speculation for WPE. Recent public offerings like Green Plains Renewable Energy (GPRE) and Pacific Ethanol (PEIX) on the NASDAQ are making headlines in the public market. While we have been approached to sell or engage in other transactions, please be assured that WPE has not accepted any deal but the board is honoring its fiduciary duty by investigating these opportunities. WPE did not contact anyone; we never volunteered that the plant was for sale. Everyone that has contacted us was unsolicited. To say the least, little farmer owned ethanol plants like WPE have generated a lot of attention recently. As with any new industry that is growing as fast as Ethanol, we believe there is bound to be some consolidation and reorganization. The Ethanol industry is still in its infancy as far as businesses go, but seems to be maturing fast. Rest assured that the board is doing proper due diligence in investigating anyone and anything that presents itself as "a better way."

For now, let's enjoy the current profits we have been blessed with while taking a good hard look at what lies in the future for WPE.


                              General Manager Notes
--------------------------------------------------------------------------------

First of all let me introduce myself and say hello. My name is Steve McNinch, I have had several of you ask me why I would move here from St. Louis. I was born and raised in South Central Kansas. I spent many summers on the family farm located on the Trego Ness County line here in Western Kansas. My wife and I consider this as a move home. I graduated from Southwestern College in Winfield, Kansas in 95' with a degree in Chemistry/Physics and again in 02' with a MBA. I have three children between the ages of 8 and 12 that are very excited to move back to Kansas. We are looking forward to meeting all of you.

The future here at WPE is very bright. As you are all very aware, times are very good for the ethanol industry today. WPE continues to be a very strong performer in the industry. While no one can predict the future l00%, it is relatively certain our best times are ahead of us. Operationally, the plant has never run better. We are running at levels WPE has never achieved in the past. As we set new production records, they become the expectations moving forward. You can all be proud of the company you helped bring to life and we will make sure you continue to be pleased with our performance.

Again, hello and I am looking forward to meeting all of you in the months to come.

Steven R. McNinch
General Manager


                             Quality Control Report
--------------------------------------------------------------------------------

Just the facts:

*    Anhydrous ethanol production holding at -86,000 gallons per fermenter.

*    Averaging 13.0% w/v, or 16.4% v/v ethanol at end of fermentation.

Percent starch in the Wet Cake has been in the lower to mid three's lately, with DDG ranging from the high eight's to the lower nine's.

We have introduced IsoStab (a hop extract which replaces antibiotics) to the plant process, and found on our first phase of the trial that dosing at 45 ppm, or 6.37 lbs., rendered the best results pertaining to sugar consumption, the acids, and ethanol. We are currently on our second phase of the plant trial and though it is not yet complete, the data collected so far seems to confirm dosing at 45 ppm. IsoStab is an exciting product for us in that it inhibits bacterial growth and allows the yeast to do their work, so we see higher ethanol production because the yeast are not competing with the bacteria for food. And because it is not an antibiotic, residual concerns are not a problem.
Tammy Nelson
Lab Manager


                              Commodity Department
--------------------------------------------------------------------------------

Another spring is upon us and with it comes the annual questions. Will it rain? How much will it rain? Will the wind ever quit blowing? Will it ever rain? The answers to these questions are unknown but the state of the ethanol industry isn't. The industry is looking good and now is a good time to be part of it.

As far as the corn and milo markets go, look for a lot of volatility throughout the spring and summer. The weather will definitely play a big role again along with the crop size and yields. We are still purchasing corn and milo for the grind. Corn is becoming the grain of choice at present due to economics of the two grains. We are also looking at the starch contents and hardness between red and white milo. Just different things and ideas we look at from time to time.

Just a quick reminder for those with stored grain: Temperatures are heating up so keep a close eye on your bins and be safe when emptying them out.

Greg Doll
Commodities Manager


                               Plant Manager News
--------------------------------------------------------------------------------

Hello everyone. I hope you are all doing well. Things are going great for us in the plant. The plant is running very well. We have a scheduled three day shutdown occurring in June. We will perform some plant maintenance while we are down and make some improvements as well. Everyone at the plant, myself included, have been happy with the way things have been going since the management changes we've experienced. Over the last two years, all of us as employees have learned the characteristics of our particular plant. It is neat to see a group of people having no ethanol experience take control of a plant like this and run it as well as we have. We have come a long way and it has been an enjoyable learning experience for us all.

During the month of March we conducted some trials with the way we propagate our yeast. After going over some of the data we obtained, the conclusion was made that we had found a better method for propagating our yeast. That is one of the most exciting things about my job. It is fun to test new ideas and conduct experiments in the lab. After all, you never know if there is a better way to do something unless you try something new.


Chris McMillan
Plant Manager



                                  Safety Corner
--------------------------------------------------------------------------------

We are entering the time of year that people are taking on more maintenance activities be it home or business. There are a lot of activities that require the use of ladders or step stools. They are a necessary tool when painting, repairing roofs, changing light bulbs, and reaching storage areas.

We need to be cautious of not only the task at hand, but also the types of tools you are using. In the not so distant past there have been multiple stories in the news of people not recognizing the hazards of their work site and have become electrocuted by the result of ladders coming in contact with utility lines. The most common hazard of using a ladder is falling. Improperly used or poorly maintained ladders may collapse under load and result in a fall.

Here at the plant we maintain a policy of tying off extension ladders to help eliminate the shifting when a load is applied. Another part of our ladder safety is for all heights above 4ft. the user is required to tie off by wearing a safety harness and lanyard. In an industrial setting we are required to have non-conductive ladders. Wooden ladders would not give us the proper working load rating there for we maintain a full selection of fiberglass ladders with the proper weight ratings. Remember: Do Not use the top of a portable ladder as a step and ensure the locking devices are in the proper position.


Have a safe and enjoyable Spring.
Eric Robben